U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K
                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                January 28, 2000

                        Commission File Number: 001-13217

                    THE ORLANDO PREDATORS ENTERTAINMENT, INC.
         ---------------------------------------------------------------
        (Exact name of small business issuer as specified in its charter)

            Florida                                     91-1796903
-------------------------------           --------------------------------------
(State or Other Jurisdiction of          (I.R.S. Employer Identification Number)
 Incorporation or Organization)

                                741 Front Street
                                    Suite 140
                           Celebration, Florida 34747
                     --------------------------------------
                    (Address of Principal Executive Offices)

                    Issuer's Telephone Number: (407) 566-2493

                             400 West Church Street
                             Orlando, Florida 32801
           ------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.  Other Events

Effective January 28, 2000, Dr. Eric Margenau joined Orlando Predators Entertainment, Inc. ("Company") in the capacity of Chief Executive Officer and a Director. Dr. Margenau is the President and co-founder of United Sports Ventures, Inc. ("USV") The Company signed a letter of intent in May 1999 to acquire USV. The Company has engaged USV to provide management services in connection with the Company's operation of its Orlando Predators Arena Football League franchise and for general management services in the operation of the Company until the acquisition is completed. The Company will pay USV a management fee, commencing on June 30, 2000 of an amount equal to 30% of USV's overhead costs in the event the acquisition does not occur.

Brett L. Bouchy, the departing President and Chief Executive Officer, will remain with the Company as its liaison to the Arena Football League, pursuant to a 36 month employment agreement, which calls for an annual salary of $50,000. In addition, Mr. Bouchy will retain his options to purchase 817,080 shares of common stock at $2.50 per share.

Item 7.  Financial Statements and Exhibits

         (c.)

         10.12
          Management Agreement dated January 28, 2000 between the Registrant and Eric Margenau, President of United Sports Ventures, Inc.

         10.13
          Amended and Restated Employment Agreement dated January 28, 2000 between the Registrant and Brett L. Bouchy.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     Orlando Predators Entertainment, Inc.
                                                  (Registrant)

                                     By: /s/ Jeffrey L. Bouchy
                                         ---------------------------------------
                                      Jeffrey L. Bouchy, Chief Financial Officer

Dated:  February 11, 2000